Exhibit 10.53

FIRST AMENDMENT

TO

SECURITIES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”) to that certain Securities Purchase Agreement (“Agreement”) dated June 7, 2011 by and between James Goodman (“Seller”), and Goodman Networks Incorporated, a Texas corporation (the “Company”), is entered into by Seller and the Company as of the 14th day of June, 2011.

WHEREAS, Seller has indicated that he is exercising his rights under the Put/Call Agreement by and between Seller and the Company dated June 24, 2009 (the “Put/Call Agreement”) to sell $1,500,000 of common stock of the Company (“Common Stock”);

WHEREAS, Seller and the Company have agreed to complete the purchase of the $1,500,000 of Common Stock pursuant to the Put/Call Agreement in connection with the sale of an additional $3,500,000 of Common Stock pursuant to the Agreement;

WHEREAS, if the sale of an aggregate of at least $1,500,000 of Common Stock by Seller is consummated pursuant to the terms of the Agreement, the Put/Call Agreement shall be treated as terminated as well as the Conditional Put/Call Agreement by and between the Company and The Highlands Bank of Dallas, a branch of the First National Bank of Jacksboro (the “Conditional Put/Call Agreement”);

WHEREAS, if the sale of aggregate of at least $1,500,000 of Common Stock by Seller is not consummated pursuant to the terms of the Agreement, the Put/Call Agreement shall remain in effect and Seller’s prior exercise of his Put/Call Agreement right to sell $1,500,000 of Common Stock, less any amount sold pursuant to the Agreement, shall remain in effect and shall close, pursuant to the terms of the Put/Call Agreement, on the tenth business day after the termination of the Agreement, and the Conditional Put/Call Agreement shall remain in effect;

WHEREAS, the terms of the resolution of the Board of Directors of the Company regarding the advance by the Company to Seller (the “Advance”) and the terms of the Revolving Credit and Security Agreement, as amended, by and among the Company and PNC Bank, National Association, as lender and agent, and the other financial institutions made a party thereto from time to time (the “Credit Agreement”) provide that any amounts received by Seller as a result of a liquidity event first shall be used to retire the Advance;

WHEREAS, as of the date of this Amendment, the outstanding amount of the Advance is [$56,418] and Seller does not owe any additional amounts to the Company;

WHEREAS, the parties hereto desire to add a new Section 2.4 regarding the interrelationship between the Agreement and the Put/Call Agreement and to amend Section 5.2(a) to reduce the Purchase Price paid to Seller by the amount that Seller owes the Company on the Closing Date.

NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Addition of Section 2.4. Seller and the Company agree to add new Section 2.4 to the Agreement as follows:

If Seller and the Company complete the sale to the Company of at least $1,500,000 of Common Stock pursuant to the terms of the Agreement, the Put/Call Agreement shall be terminated and the Conditional Put/Call Agreement shall be terminated. However, if Seller and the Company do not complete the sale to the Company of at least $1,500,000 of Common Stock pursuant to the terms of the Agreement, the Put/Call Agreement shall remain in effect and Seller’s prior exercise of his Put/Call Agreement right to sell $1,500,000 of Common Stock, less any amount sold pursuant to the Agreement, shall remain in effect and shall close, pursuant to the terms of the Put/Call Agreement, on the tenth business day after the termination of the Agreement, and the Conditional Put/Call Agreement shall remain in effect.

3. Amendment to Section 4.1. Seller and the Company agree that Section 4.1 of the Agreement shall have added subsection (m) as follows:

Purchaser shall have received from The Highlands Bank of Dallas, a branch of the First National Bank of Jacksboro, a notice of cancellation of the Conditional Put/Call Agreement in form reasonably satisfactory to Purchaser.

4. Amendment to Section 5.2(a). Seller and the Company agree that Section 5.2(a) of the Agreement shall be restated in its entirety as follows:

To Seller, the Purchase Price less the amount owed by Seller to the Company on the Closing Date, in cash or by wire transfer in immediately available funds.

5. Amendment to Section 5.3(b). Seller and the Company agree that Section 5.3(b) of the Agreement shall be restated in its entirety as follows:

To Purchaser, the documents referred to in subsection 4.1(d), 4.1(e), 4.1(f), 4.1(i), 4.1(j) and 4.1(m).

6. No Further Amendments. Except as set forth herein, all other terms and provisions of the Agreement shall remain unchanged.

7. Miscellaneous.

(i) Execution in Counterparts. For the convenience of the parties, this Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(ii) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

* * * * *

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

SELLER:

/s/ James Goodman
James Goodman

CORPORATION: GOODMAN NETWORKS INCORPORATED

By:	/s/ John Goodman
Name: John Goodman
Title: Chairman & CEO

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